UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2009

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-21989	52-1481284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 682-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 25, 2009, the stockholders of Medialink Worldwide Incorporated (the “Company”) approved the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 1, 2009, by and among the Company, The NewsMarket, Inc., a Delaware corporation (“NewsMarket”), and TNM Group Incorporated, a Delaware corporation and wholly owned subsidiary of NewsMarket (“Merger Sub”).  On September 29, 2009 NewsMarket announced that the Merger was consummated in accordance with the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company and the Company became a wholly owned subsidiary of NewsMarket. Each share of common stock of the Company outstanding immediately prior to the effective time of the Merger (other than treasury shares, shares owned by NewsMarket and its affiliates, and shares held by shareholders properly exercising dissenters’ rights in accordance with applicable provisions of Delaware law) was converted into the right to receive $.20 in cash, without interest and subject to any applicable withholding taxes.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Contingent Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified The NASDAQ Stock Market (“NASDAQ”) that each share of common stock of the Company outstanding immediately prior to the effective time of the Merger (except as described in Item 2.01 above) would be converted into the right to receive $.20 in cash, without interest and subject to any applicable withholding taxes, and (ii) requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to strike the common stock from listing on The NASDAQ Capital Market and the registration related thereto. The Company will file a Form 15 with the SEC to deregister the common stock under Sections 12(g) of the Exchange Act and to suspend the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon the effective time of the Merger, holders of the Company’s common stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders in the Company (other than their right to receive the merger consideration, or in the case of dissenting stockholders exercising dissenters rights pursuant to Section 262 of the Delaware General Corporation Law) and, accordingly, such holders no longer have any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

At the effective time of the Merger, the transactions contemplated by the Merger Agreement were consummated, and Merger Sub was merged with and into the Company and the Company became a wholly owned subsidiary of NewsMarket. Pursuant to the terms of the Merger Agreement, each issued and outstanding share of common stock of the Company outstanding immediately prior to the effective time of the Merger (other than shares held by shareholders properly exercising dissenters’ rights in accordance with applicable provisions of Delaware law and certain other shares that were cancelled) was converted into the right to receive $.20 in cash, without interest and subject to any applicable withholding taxes.

Upon the effective time of the Merger, the directors and officers of Merger Sub immediately prior to the effective time became the directors and officers of the Company.

The foregoing description (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, which was filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 8, 2009, and is incorporated herein by reference.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Upon the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time became the directors of the Company, and the officers of Merger Sub became the officers of the Company, in each case, to hold office until their respective successors are duly elected or appointed and qualified, or until earlier of their death, resignation or removal.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended in its entirety. A copy of the Certificate of Incorporation, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 1, 2009, by and among Medialink Worldwide Incorporated, The NewsMarket, Inc. and TNM Group Incorporated (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 8, 2009).*

3.1	Certificate of Incorporation of Medialink Worldwide Incorporated.

*	Certain schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 2, 2009	MEDIALINK WORLDWIDE INCORPORATED

	By:	/s/ Nick Abramovich
Nick Abramovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 1, 2009, by and among Medialink Worldwide Incorporated, The NewsMarket, Inc. and TNM Group Incorporated (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 8, 2009).*

3.1	Certificate of Incorporation of Medialink Worldwide Incorporated.

*	Certain schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.